UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) November 28, 2011

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 28, 2011, Tellabs, Inc. (Tellabs) determined that $17.5 million of revenue recognized in the quarter ended July 1, 2011, should have instead been recognized in the quarter ended September 30, 2011, as more fully described below. As a result, we have concluded that the previously issued interim financial statements included in our Forms 10-Q as of and for the quarters ended July 1, 2011, and September 30, 201l, should no longer be relied upon. We will restate our interim consolidated financial statements for the second and third quarters of 2011 through the filing of amendments to our previously filed Forms 10-Q.

In the second quarter of 2011, we had recognized $15.3 million of revenue related to a project with a customer outside North America. The related products were accepted by the customer and title passed to the customer in the second quarter. However, we recently discovered that these products had been shipped to a temporary, third-party storage location, arranged by our local office to accommodate delivery. While $2.6 million of these products were delivered from the third-party warehouse to the customer by the end of the second quarter, the balance of these products were not delivered from the third-party warehouse to the customer until July 20, 2011. Consequently, we have concluded that revenue for the undelivered products as of the end of the second quarter should have been recognized in the third quarter. The effects of this adjustment, together with other immaterial adjustments, are included in the tables below.

We are in the process of amending Quarterly Reports on Form 10-Q/A for each of the quarters ended July 1, 2011, and September 30, 2011. We intend to file the amended reports as promptly as practicable.

The restatement is expected to change the following line items in our Statements of Operations:

	Second Quarter			Six Months
	7/1/11			7/1/11
In millions, except per-share data	Previously Reported	Net Adjustments	Restated	Previously Reported	Net Adjustments	Restated
Total revenue	$334.2	$(17.5)	$316.7	$656.6	$(17.5)	$639.1
Total cost of revenue	209.2	(7.7)	201.5	409.3	(7.7)	401.6
Gross profit	125.0	(9.8)	115.2	247.3	(9.8)	237.5
Operating loss	(25.4)	(9.8)	(35.2)	(58.0)	(9.8)	(67.8)
Net loss	(20.1)	(9.3)	(29.4)	(44.2)	(9.3)	(53.5)
Net loss per share	(0.06)	(0.02)	(0.08)	(0.12)	(0.03)	(0.15)

	Third Quarter			Nine Months
	9/30/11			9/30/11
In millions, except per-share data	Previously Reported	Net Adjustments	Restated	Previously Reported	Net Adjustments	Restated
Total revenue	$313.8	$16.0	$329.8	$970.4	$(1.5)	$968.9
Total cost of revenue	185.8	7.7	193.5	595.1	—	595.1
Gross profit	128.0	8.3	136.3	375.3	(1.5)	373.8
Operating loss	(140.0)	8.3	(131.7)	(198.0)	(1.5)	(199.5)
Net loss	(138.2)	8.2	(130.0)	(182.4)	(1.1)	(183.5)
Net loss per share	(0.38)	0.02	(0.36)	(0.50)	—	(0.50)

The restatement will not have a material impact on our reported financial positions at July 1, 2011, and September 30, 2011, and it will not have a material impact on our statements of cash flows for the six months ending July 1, 2011, and the nine months ended September 30, 2011.

The Board of Directors, the Audit and Ethics Committee of the Board of Directors and members of our management have discussed the matters disclosed in this Item 4.02 with Ernst and Young LLP, our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

November 28, 2011

(Date)